SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2007

LITHIUM TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10446	13-3411148
(State or Other Jurisdiction of Incorporation or Organization )	(Commission File Number)	(IRS Employer Identification No.)

5115 Campus Drive, Plymouth Meeting, PA	19462
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 940-6090

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 19, 2007, the Chief Executive Officer and the Chief Financial Officer (“Executive Management”) of Lithium Technology Corporation (the “Company”), after consultation with the Company’s independent accountants, concluded that the Company’s historical financial statements for the year ended December 31, 2004 should be restated as described below.

For the year ended December 31, 2004, the Company has re-evaluated its accounting for its convertible instruments. In reviewing the accounting treatment of the Company’s convertible debentures, the Company determined that the embedded default penalties require bifurcation and fair value accounting in accordance with FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities”, and EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock”. Management determined that the default features of the convertible debentures should be valued at zero.

The Company determined that the embedded conversion options, which were previously bifurcated, did not require bifurcation and fair value accounting in accordance with FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities”, and EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock”. The Company incorrectly applied the guidance in SFAS No. 133 in the analysis of these transactions and has determined that the embedded conversion features did not meet the criteria to be classified as derivatives. As such, the Company no longer has a derivative liability related to the embedded conversion feature.

The Company also determined that warrants issued with its convertible instruments should be accounted for as liabilities with changes in fair values reflected in earnings under the guidance of FASB Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity”. The impact of this change in accounting treatment resulted in an increase of net loss in the amount of $13,523,000 for the year ended December 31, 2004.

The Company determined that the debt discount ($5,000,000) that was previously recorded was amortized over the life of the debt using the straight-line method and not the effective interest method.

The Company also determined that it did not capitalize all debt issuance costs related to the issuance of its convertible notes as required by the accounting guidance.

The Company has reevaluated its intangible assets as previously reported for the year ended December 31, 2004. Per the reevaluation, management has determined that LTC patents have been fully impaired at December 31, 2004 as a result of management’s decision to refocus its strategic direction. Therefore, the Company recorded an impairment charge of $8,926,000, for the year ended December 31, 2004.

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Lastly, the Company identified additional adjustments as a result of this restatement and review of its financial records which related mainly to certain unrecorded liabilities and expenses.

The total impact of this restatement on the Company’s statement of operations was to increase the net loss applicable to common stockholders for the year ended December 31, 2004 by approximately $19,687 (in thousands).

A summary of all adjustments is detailed below.

The following table reflects the impact of the restatement on the cumulative net loss for the year ended December 31, 2004 (in thousands):

December 31, 2004
Increase/(Decrease) to Net Loss
Write off of derivative liability	$(3,654)
Warrant expense	13,523
Depreciation and amortization	(828)
Impairment of intangibles – patents	8,926
Interest expense, non-warrant, net	76
Interest expense, beneficial conversion	819
Other adjustments	825

Total increase/(decrease) to net loss	$19,687

The effects of our restatement on previously reported consolidated financial statements as of December 31, 2004 and for the year ended December 31, 2004 are summarized as follows:

The following table reflects the impact of the restatement on the Consolidated Balance Sheet (in thousands):

	December 31, 2004	December 31, 2004
	(as previously reported)	(restated)
Selected Balance Sheet Data:
Current assets	$1,414	$1,481
Total assets	16,528	8,705
Current liabilities	5,401	38,335
Total liabilities	22,496	38,335
Additional paid-in capital	50,105	51,409
Accumulated deficit	(55,910)	(75,597)
Total stockholders’ deficit	(5,968)	(29,630)

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The following table reflects the impact of the restatement on the Consolidated Statement of Operations (in thousands, except per share data):

	December 31, 2004	December 31, 2004
	(as previously reported)	(restated)
Selected Statement of Operations Data:
Total other (expense) income, net	$(3,716)	$(4,611)
Comprehensive loss	(17,964)	(37,611)
Net loss attributable to common shareholders	(18,531)	(38,218)
Basic and diluted net loss per share	$(0.57)	$(1.17)

Accordingly, the previously issued financial statements for the year ended December 31, 2004 should no longer be relied upon.

The Company’s financial statements for the year ended December 31, 2004 will be restated. The Company will file the restated financial statements in the appropriate report as soon as practicable. Executive Management has discussed the matters disclosed in this Current Report on Form 8-K with the Company’s independent accountants.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 21, 2007
LITHIUM TECHNOLOGY CORPORATION
(Registrant)

	By:	/s/ Amir Elbaz
Amir Elbaz
Chief Financial Officer

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